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                                                                   Exhibit 3.12


                                     BYLAWS

                                       OF

                           THE HARRY H. POST COMPANY


                                    ARTICLE I
                                     Offices

     The principal office of the Corporation in the State of Colorado shall be located in the City and County of Denver. The Corporation may have such other offices, either within or without the state of incorporation, as the Board of Directors may designate or as the business of the Corporation may from time to time require.

                                   ARTICLE II
                                  Shareholders

     1. Annual Meeting. Unless otherwise provided by the Directors, the annual meeting of the Shareholders shall be held on the first Monday of April in each year, at the hour of ten o'clock a.m., for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     2. Special Meetings. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Directors, and shall be called by the President at the request of the holders of not less than twenty percent (20%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

     3. Place of Meeting. The Directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the Directors. A waiver of notice signed by all Shareholders entitled to vote at a meeting may designate any place, either within or without the State unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

     4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting. If

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mailed, such notice shall be deemed to be delivered when deposited in the United
States mail, addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed, for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than fifty
(50) days and, in case of a meeting of Shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of Shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the Shareholders entitled to examine such list or transfer books or to vote at the meeting of Shareholders.


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     7.   Quorum. At any meeting of Shareholders, a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At any meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum.

     8. Proxies. At all meetings of Shareholders, a Shareholder may vote by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

     9. Voting. Each Shareholder entitled to vote in accordance with the terms and provisions of the Certificate of Incorporation and these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such Shareholder. Upon the demand of any Shareholder, the vote for Directors and any question before the meeting shall be by ballot. All elections for Directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation, these Bylaws or the laws of this State.

     10. Order of Business. The order of business at all meetings of the Shareholders shall be as follows:

          (a)  Roll call;

          (b)  Proof of notice of meeting or waiver of notice;

          (c)  Reading of minutes of preceding meeting;

          (d)  Reports of Officers;

          (e)  Reports of Committees;

          (f)  Election of Directors;

          (g)  Unfinished business;


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          (h)  New business; and

          (i)  Adjournment or conclusion.

     11. Informal Action by Shareholders. Unless otherwise provided by law, any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE III
                               Board of Directors

     1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors. The Directors shall in all cases act as a Board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of this State.

     2. Number, Tenure and Term of Office. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of five (5) directors who shall be elected to serve a term of one (1) year, but shall hold office until their successors shall be duly elected and shall take office.

     3. Regular Meeting. A regular meeting of the Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of Shareholders. The Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     4. Special Meetings. Special meetings of the Directors may be called by or at the request of the President or any one (1) Director. The person or persons authorized to call special meetings of the Directors may fix the place for holding any special meeting of the Directors called by them.

     5. Notice. Written notice of any special meeting shall be given by either personal delivery, telegram or mail to each Director at his address as it appears on the records of the Corporation at least five (5) days prior to such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Director at his address as it appears in the records of the Corporation, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company, addressed to the Director at his address as it appears in the records of the Corporation. The attendance of a Director at a meeting shall constitute a waiver of


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notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     6. Meetings by Telephone. Any meeting of the Board of Directors or any committee designated by the Board may be held by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     7. Quorum. A quorum for any meeting of the Board of Directors shall consist of at least three (3) Directors of the Corporation.

     8. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of Directors and vacancies occurring in the Board for any reason may be filled by a vote of a majority of the Directors then in office, although less than a quorum exists. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

     9. Removal of Directors. Any or all of the Directors may be removed, with or without cause, by vote of the Shareholders.

     10. Resignation. Any or all of the Directors may resign at any time by giving written notice to the Board, the President or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

     11. Compensation. No compensation shall be paid to Directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     12. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.


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     13.  Executive and Other Committees. The Board, by resolution, may designate an Executive Committee and other committees, each consisting of two
(2) or more members. Each such committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon the Board or the members by law.

     14. Informal Action By Directors. Unless otherwise provided by law, any action required to be taken at a meeting of the Directors, or any other action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof.

     15. Vote Required. Any action to be taken by the Board of Directors of the Corporation, whether at any annual or special meeting duly called or by the written consent of the Board of Directors, shall require the approval of at least three (3) Directors of the Corporation. When, with respect to any action to be taken by the Board of Directors of the Corporation, the Shareholders of a majority of the issued and outstanding shares of the Corporation have entered into a written agreement which requires the vote or concurrence of a number of Directors greater than three, the provisions of such agreement shall control.

                                   ARTICLE IV
                                    Officers

     1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, and Secretary and a Treasurer, each of whom shall be elected by the Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Directors.

     2. Election and Term of Office. The officers of the Corporation to be elected by the Directors shall be elected annually at the first meeting of the Directors held after each annual meeting of the Shareholders. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     3. Removal. Any officer or agent elected or appointed by the Directors may be removed by the Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.


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     4.   Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Directors for the unexpired portion of the term.

     5. Chairman of the Board. The Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation, with all of the powers and authority generally appertaining to that position, and shall be in charge of the overall management of the business of the Corporation. The Chairman of the Board shall preside when present at all meetings of the Board of Directors and shall preside at all meetings of the Shareholders. He shall advise and counsel the President and other officers of the Corporation, and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.

     6. President. The President shall be the chief operating officer of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the Shareholders. The President shall in general supervise and control all of the daily business and operations of the Corporation. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Directors have authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Directors from time to time.

     7. Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Directors.

     8. Secretary. The Secretary shall keep the minutes of the Shareholders' and of the Directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Bylaws or as required, be custodian of the corporate records and of the seal of the Corporation, and keep a register of the post office address of each Shareholder and Director which shall be furnished to the Secretary by such Shareholder and Director, have general charge of the stock transfer books of the Corporation and in general perform all


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duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Directors.

     9. Treasurer. If required by the Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Directors shall determine. He shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Bylaws and in general perform all of the duties as from time to time may be assigned to him by the President or by the Directors.

     10. Assistant Executive Officers. Any assistant executive officers shall act on behalf of the primary executive officer when that officer is not available and shall also act in supplementation of the primary officer.

     11. Salaries. The salaries of the officers shall be fixed from time to time by the Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                    ARTICLE V
                      Contracts, Loans, Checks and Deposits

     1. Contracts. The Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Directors. Such authority may be general or confined to specific instances.

     3. Checks, Drafts, Et Cetera. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Directors.

     4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Directors may select.


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                                   ARTICLE VI
                   Certificates for Shares and Their Transfer

     1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law or by the Directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the Shareholders, the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in cases of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Directors may prescribe.

     2. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

     3. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any person whether or not it shall have actual or constructive notice thereof, except as expressly provided by the laws of this State.

                                   ARTICLE VII
                                   Fiscal Year

     The fiscal year of the Corporation shall be determined by the Board of Directors of the Corporation.

                                  ARTICLE VIII
                                    Dividends

     The Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


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                                   ARTICLE IX
                                      Seal

     The Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the word, "Seal."

                                    ARTICLE X
                                Waiver of Notice

     Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XI
                                   Amendments

     These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by a vote of the Directors at a meeting of the Directors.

                                  ARTICLE XIII
                                  Certification

     The undersigned, being the duly elected and acting Secretary of the Corporation, hereby certifies that the foregoing constitutes the true and original record of the Corporation's Bylaws as of June 15, 1990.


                                        /s/ Donn Schaible
                                        ------------------------------
                                        Donn Schaible, Secretary
                                        The Harry H. Post Company

                                        Date:  6/15/90
                                             -------------------------


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